Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), made this [____] day of [_________], 2008 by and between INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the “Corporation”) and [_______________] (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, it is important to the Corporation to attract and retain as directors and officers the most capable persons reasonably available;

WHEREAS, Indemnitee is a director and/or officer of the Corporation;

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies;

WHEREAS, Indemnitee is willing, subject to the Corporation’s execution and performance of this Agreement, to continue in his or her capacity as a director and/or officer of the Corporation;

WHEREAS, the Board of Directors has determined that the contractual indemnification included in this Agreement is reasonable, prudent and promotes the best interests of the Corporation and its stockholders;

WHEREAS, the By-laws of the Corporation as currently in effect (the “By-laws” and, together with the Corporation’s Restated Certificate of Incorporation, the “Constituent Documents”) require the Corporation to indemnify and advance expenses of the officers and directors of the Corporation in the manner set forth therein, and Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Business Corporation Law of the State of New York (the “BCL”); and

WHEREAS, the By-laws and the BCL expressly provide that the indemnification and advancement provisions set forth therein are not exclusive;

NOW, THEREFORE, to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of the Constituent Documents as in effect as of the date hereof or any change in the composition of the Board of Directors or any acquisition, disposition or other business combination transaction involving the Corporation), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

Section 1.1. Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the following meanings in this Agreement:

(a)

“Claim” means any threatened, pending or completed action, suit, arbitration, alternative dispute resolution, investigation, inquiry, administrative hearing, or other proceeding, or any appeal therein, whether civil, criminal or other, in which Indemnitee was, is, or, in Indemnitee’s good faith belief will be, involved as a party or otherwise, whether instituted by the Corporation or any other person or entity, by reason of the fact that Indemnitee is or was a director and/or officer of the Corporation, or, while serving as director and/or officer of the Corporation, is or was serving in any capacity, at the request of the Corporation, in any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, in each case whether or not Indemnitee was serving in such capacity at the time any liability or expense was or is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(b)

“Expenses” include reasonable attorneys’ and experts’ fees, expenses and other costs, witness fees, travel expenses, and all other disbursements or expenses in connection with investigating, defending, participating or preparing to defend or participate in any Claim. “Expenses” also include expenses incurred in connection with any appeal resulting from any Claim, including the premium for, security for, and other costs relating to, any cost bond, supersedeas bond or other appeal bond or its equivalent.

(c)

“Indemnifiable Losses” means any Expenses, judgments, fines, and penalties and amounts paid in settlement incurred by Indemnitee as a result of any Claim, unless a judgment or other final adjudication adverse to Indemnitee establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled.

ARTICLE II

Indemnification and Advancement

Section 2.1. Indemnification.The Corporation will indemnify Indemnitee for and hold Indemnitee harmless against all Indemnifiable Losses, in each case to the fullest extent permitted by the laws of the State of New York as in effect on the date hereof, including the BCL, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification (but in no case less than the extent permitted under the laws in effect as of the date hereof).

Section 2.2. Advancement.Indemnitee’s rights to indemnification pursuant to Section 2.1 above shall include the right to be advanced by the Corporation sufficient funds to pay for Expenses incurred by Indemnitee in connection with any Claim, as soon as practicable but in any event no later than thirty (30) days after receipt by the Corporation of (i) a statement or statements from Indemnitee or his or her legal representative requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts to the Corporation if a judgment or other final adjudication adverse to Indemnitee establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Indemnitee will return any advance which remains unspent at the final conclusion of the Claim to which the advance related. Advances shall be unsecured and interest-free.

Section 2.3. Indemnification of Additional Expenses. If any Indemnifiable Losses, including any advancement of Expenses, are not paid in full by the Corporation in accordance with the terms of this Agreement within thirty (30) days after Indemnitee has submitted a written claim (including in the case of advancement of Expenses, the required undertaking under Section 2.2 above), Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the Expenses or Indemnifiable Losses, and to the extent successful in whole or in part, Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim. The parties hereby agree that it shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Claim in advance of its final disposition where Indemnitee has tendered the required undertaking under Section 2.2 above) that Indemnitee has not met the relevant standard for indemnification set forth in this Agreement, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper because Indemnitee has met the relevant standard for indemnification, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard, shall be a defense to such action or create a presumption that Indemnitee has not met such standard of conduct.

Section 2.4. Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, settlement or conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that Indemnitee did not meet any particular standard of conduct or did not have a particular belief or that a court has determined that indemnification is not permitted by applicable law.

Section 2.5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee was, is, or will be a witness in any Claim to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

Section 2.6. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of any Indemnifiable Loss but not for the entire amount thereof, the Corporation will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 2.7. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim by reason of the fact that Indemnitee was formerly a director, officer, employee or agent of the Corporation or served in any other capacity referred to herein whether or not Indemnitee is acting in any such capacity at the time any liability, Indemnifiable Loss or Expense is incurred for which indemnification can be provided under this Agreement.

Section 2.8. Survivability of Indemnification Obligations. Notwithstanding anything else contained herein, in the event that the By-laws or the laws of the State of New York, including the BCL, are amended, supplemented or revised in a manner which would reduce, restrict or limit Indemnitee’s right to indemnification, Indemnitee shall continue to be entitled to the indemnification benefits as presently provided as of the date hereof under this Agreement, the By-laws and the laws of the State of New York.

Section 2.9. Non-Exclusivity; Actions by Indemnitee. The rights of Indemnitee hereunder shall not be deemed exclusive of any other right to which Indemnitee may be entitled, whether in existence as of the date hereof or following such date, and whether under any statute, agreement, provision of any of the Corporation’s Constituent Documents, vote of stockholders or vote of the Corporation’s disinterested directors or otherwise (collectively, an “Other Indemnification

Right”); provided, however, that to the extent that any Other Indemnification Right would provide Indemnitee with a greater right to indemnification (including any future Other Indemnification Right provided to Indemnitee after the date hereof), Indemnitee will be deemed to have such greater right hereunder. Notwithstanding any other provision of this Agreement, Indemnitee will not be entitled to indemnification, including advancement of Expenses, pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Corporation, any of its subsidiaries or any director or officer of the Corporation or any of its subsidiaries, unless the Corporation has joined in or expressly consented to the initiation of such Claim and except as provided in Section 2.3 above.

ARTICLE III

Defense of Claims

Section 3.1. Notification of Claims. Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee will, if a claim in respect thereof may be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the failure by Indemnitee to notify the Corporation of such Claim will not relieve the Corporation from any obligation under this Agreement unless, and only to the extent that, the Corporation did not otherwise learn of the Claim and such failure results in forfeiture by the Corporation of substantial defenses, rights or insurance coverage.

Section 3.2. Defense of Claims. With respect to any Claim as to which Indemnitee notifies the Corporation of the commencement thereof: (i) the Corporation will be entitled to participate in the defense therein at its own expense (including, without limitation, the negotiation and approval of any settlement); and (ii) except as otherwise provided below, the Corporation jointly with any other indemnifying party in connection therewith will be entitled to assume the defense thereof. The Corporation shall not be liable to Indemnitee under this Agreement for any Expenses incurred directly by Indemnitee in connection with the defense of any Claim, other than reasonable costs of investigation or as otherwise provided below, to the extent such Expense was incurred after the Corporation assumed the defense of the Claim on behalf of Indemnitee. Indemnitee shall have the right to retain and/or consult his or her own legal counsel in any such Claim, but all related Expenses shall be at the expense of Indemnitee unless (i) the employment of separate legal counsel by the Indemnitee has been authorized by the Corporation; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such action; or (iii) the Corporation shall not in fact have employed legal counsel to assume the defense of such action, in each of which cases the fees and expenses of such separate legal counsel incurred by Indemnitee shall be at the expense of the Corporation and subject to advancement as set forth under Section 2.2. above. The Corporation will not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim affected without its written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

ARTICLE IV

Miscellaneous

Section 4.1. Separability and Validity. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement is held to be invalid, unenforceable or otherwise illegal for any reason, such invalidity or unenforceability shall not affect the other provisions of this Agreement and any provision so held to be invalid or unenforceable or otherwise illegal will be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal.

Section 4.2. Binding on Successors. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns. The Corporation will require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place.

Section 4.3. Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of

Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

Section 4.4. No Duplication of Payments. The Corporation shall not be obligated under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise. Indemnitee shall not be entitled to duplicate payment for the same loss or expense.

Section 4.5. Modifications and Waivers. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties to this Agreement. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing by Indemnitee and the Corporation. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 4.6. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)       To Indemnitee at the address set forth below Indemnitee signature to this Agreement.

(b)	To the Corporation at:

International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019-2960

Attention: General Counsel

or to such other address as may have been furnished by notice hereunder to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

Section 4.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

Section 4.8. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of laws rules. The Corporation and Indemnitee hereby irrevocably and unconditionally consent to the exclusive jurisdiction of any New York state or federal court for purposes of any action, suit or proceeding hereunder, waives any objection to venue therein or any defense based on forum nonconveniens or similar theories, and agrees that service of process may be effected in any such action, suit or proceeding by notice given in accordance with Section 4.6 above.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first written above.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

BY: ___________________________________________

NAME:

TITLE:

BY:

[NAME AND ADDRESS OF INDEMNITEE]

___________________________________________________

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